Exhibit 99.1

NEWS RELEASE

Lumen Technologies completes private offering of Senior Notes

Higher-interest subsidiary notes to be redeemed with net proceeds

DENVER, Nov. 27, 2020 — Lumen Technologies* (NYSE: LUMN) has completed its previously announced private offering of $1 billion aggregate principal amount of its 4.500% Senior Notes due 2029 (the “2029 Notes”).

Lumen plans to use the net proceeds from the offering (i) to redeem all $775 million aggregate principal amount of outstanding 6.125% Notes due 2053 (the “2053 Notes”) issued by its wholly-owned subsidiary, Qwest Corporation, on the terms described below, and (ii) for general corporate purposes, including reducing Lumen’s revolving or other indebtedness.

In connection with completing the offering, Qwest Corporation issued notices to redeem all $775 million aggregate principal amount of its 2053 Notes. Pursuant to these notices, on Dec. 14, 2020, such notes will be redeemed at par plus accrued and unpaid interest to, but excluding, the redemption date. Additional information regarding the redemption of these notes is available from U.S. Bank National Association. This press release does not constitute a notice of redemption with respect to the 2053 Notes.

The 2029 Notes were privately placed without being registered under the Securities Act of 1933, as amended.

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of CenturyLink Inc.

*The Lumen brand was launched on Sept. 14, 2020. As a result, CenturyLink Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink Inc. is expected to be formally changed to Lumen Technologies, Inc. upon satisfying all applicable requirements.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to changes in the cash requirements, financial position, financing plans or investment plans of Lumen or its affiliates; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in the filings of Lumen or Qwest Corporation with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Jeremy Jones	Valerie Finberg
Jeremy.Jones@lumen.com	Valerie.Finberg@lumen.com
+1 720-567-7044	+1 720-888-2501

2